UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 15, 2012

INFRAX SYSTEMS, INC.

(Exact name of registrant as specified in charter)

Nevada	000-52488	20-2583185
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6365 53rd Street North Pinellas Park, FL 33781		33781
(Address of principal executive offices)		(Zip Code)

727-498-8514

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On January, 2012, our subsidiary, Lockwood Technology, completed the largest implementation of its technology at Qatar University. The software implementation included Lockwood’s Asset Tracker, Event Manager, RemoteLink, Dock Manager, Asset Tracker Mobile and RFID Collector. Qatar University needed to perform a full business process improvement analysis for asset management, and recommend procedures and solutions to fully integrate the recommended asset information management system with RFID based automated data capture technologies. Qatar University was also required to provide the Ministry of Finance with a balance sheet that accurately reflects the value of depreciable assets, with depreciation mapped to the University’s Oracle-based financial system. Lockwood’s Asset Management System (AMS) enables the University to tightly integrate with its primary enterprise information reporting system and e-business suite provided by Oracle. The total project implementation is pending completion of an interface. Development of the interface is in process and it’s being performed by third party integrators and is set to be completed shortly.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title or description of document
10.1	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Infrax Systems, Inc.

/s/ Paul J. Aiello

Paul J. Aiello

Principal Executive Officer

Dated:  February 15, 2012